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                                                                      Exhibit 23

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19103 and 333-19099) of Cabot Corporation of our report dated June 25, 2004 relating to the financial statements of the Cabot Retirement Savings Plan, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP


Boston, MA
June 28, 2004